Sweetgreen, Inc. Announces
First Quarter 2025 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next-generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its first fiscal quarter ended March 30, 2025.

First quarter 2025 financial highlights
For the first quarter of fiscal year 2025, compared to the first quarter of fiscal year 2024:
•Total revenue was $166.3 million, versus $157.9 million in the prior year period, an increase of 5.4%.
•Same-Store Sales change of (3.1%), versus Same-Store Sales change of 5.0% in the prior year period.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 59.9% and Owned Digital Revenue Percentage of 31.9%, versus Total Digital Revenue Percentage of 58.9% and Owned Digital Revenue Percentage of 32.8% in the prior year period.
•Loss from operations was $(28.5) million and loss from operations margin was (17.2)%, versus loss from operations of $(26.9) million and loss from operations margin of (17.1)% in the prior year period.
•Restaurant-Level Profit(1) was $29.7 million and Restaurant-Level Profit Margin(1) was 17.9%, versus Restaurant-Level Profit of $28.5 million and Restaurant-Level Profit Margin of 18.1% in the prior year period.
•Net loss was $(25.0) million and net loss margin was (15.1)%, versus net loss of $(26.1) million and net loss margin of (16.5)% in the prior year period.
•Adjusted EBITDA(1) was $0.3 million, versus Adjusted EBITDA of $0.1 million in the prior year period; and Adjusted EBITDA Margin(1) was 0.2%, versus 0.1% in the prior year period.
•5 Net New Restaurant Openings, versus 6 Net New Restaurant Opening in the prior year period.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

"Sweetgreen’s first quarter results demonstrate the strength and adaptability of our operating model. In the face of a challenging industry landscape, we stayed true to our mission, driving innovation and elevating the guest experience," said Jonathan Neman, Co-Founder and Chief Executive Officer. "We believe the strength of our brand, our deep focus on the customer, and commitment to delivering a meaningful value proposition positions Sweetgreen well to navigate the current environment.”

"In the first quarter, Sweetgreen delivered a restaurant-level margin of 17.9%, ahead of our guidance range despite external headwinds," said Mitch Reback, Chief Financial Officer. “We believe our financial model, combined with a focus on innovation, will enable Sweetgreen to reach more communities, deepen guest engagement, and build a resilient platform for sustainable, long-term growth."

Results for the first quarter ended March 30, 2025:

Total revenue in the first quarter of fiscal year 2025 was $166.3 million, an increase of 5.4% versus the prior year period. This increase was primarily due to an increase of $13.7 million of incremental revenue associated with 30 Net New Restaurant Openings during or subsequent to the first quarter of fiscal year 2024. The increase in revenue was partially offset by a decrease in Comparable Restaurant Base revenue of $4.9 million, resulting in a negative Same-Store Sales Change of 3.1%, reflecting a 6.5% decrease in traffic and product mix, partially offset by a 3.4% benefit from menu price increases that were implemented subsequent to the thirteen weeks ended March 31, 2024.

Our loss from operations margin was (17.2)% for the first quarter of fiscal year 2025 versus (17.1)% in the prior year period. Restaurant-Level Profit Margin was 17.9%, a decrease of roughly 20 basis points versus the prior year period, due to a negative same-store sales change of 3.1% and increased restaurant-level advertising spend, partially offset by ingredient optimization, labor efficiencies, and reduced occupancy rates across recently opened stores.

General and administrative expense was $38.3 million, or 23.1% of revenue for the first quarter of fiscal year 2025, as compared to $36.9 million, or 23.4% of revenue in the prior year period. The increase in general and administrative expense was primarily due to an increase in our investment in marketing and advertising and spend across the Sweetgreen Support Center to support our restaurant growth. These costs were partially offset by decreases in management salary and bonus expense.

Net loss for the first quarter of fiscal year 2025 was $(25.0) million, as compared to $(26.1) million in the prior year period. The decrease in net loss was primarily due to a $1.2 million increase in our Restaurant-Level Profit, partially offset by an increase in depreciation and amortization expense primarily associated with an increase in new restaurants, as well as an increase in general and administrative expense as described above.

Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $0.3 million for the first quarter of fiscal year 2025, as compared to $0.1 million in the prior year period. This improvement was primarily due to an increase in Restaurant-Level Profit, partially offset by an increase in general and administrative expense, as described above.

Fiscal Year 2025 Outlook

For fiscal year 2025, we are updating our guidance as follows:

•At least 40 Net New Restaurant Openings, with 20 featuring the Infinite Kitchen
•Revenue ranging from $740 million to $760 million
•Same-store sales change approximately flat
•Restaurant-Level Profit Margin of approximately 19.5%
•Adjusted EBITDA of approximately $30 million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, May 8, 2025, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast, and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding our financial outlook for the full fiscal year 2025, including our expectations around comparable restaurant sales growth, net new restaurant openings (including those featuring Infinite Kitchen), revenue, Same-Store Sales Change, Restaurant-Level Profit Margin, and Adjusted EBITDA. They also include statements regarding our ability to navigate the current environment, our ability to reach more communities, deepen guest engagement, and build a resilient platform for sustainable, long-term growth, our three strategic pillars for 2025, our continued growth in both existing and emerging markets, our plans for Infinite Kitchens and Sweetlane deployment and expected benefits,the launch of our SG Rewards loyalty program, our focus on further menu innovation and the impact of tariffs on our business and financial results and our efforts to mitigate that impact. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, uncertainties regarding changes in economic conditions and macroeconomic, geopolitical, and other major events, which may include pandemics and disease outbreaks, changes to U.S. trade policy, including the imposition of tariffs, and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, our ability to achieve profitability in the future, our ability to build, deploy, and maintain our proprietary kitchen automation technology, known as the Infinite Kitchen, in a timely and cost-effective manner, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, the impact of pandemics or disease outbreaks, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. One restaurant was excluded from our Comparable Restaurant Base for the thirteen weeks ended March 30, 2025. Such adjustment did not result in a material change to our key performance metrics. No restaurants were excluded from our Comparable Restaurant Base for the thirteen weeks ended March 31, 2024.

•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same given period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. During the thirteen weeks ended March 30, 2025, seven restaurants were excluded from the calculation of Same-Store Sales Change. During the thirteen weeks ended March 31, 2024, three restaurants were excluded from the calculation of Same-Store Sales Change for either period.

•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels. In recent years, we have experienced a reduction in our Owned Digital Revenue Percentage and our Total Digital Revenue percentage, which we believe is due to the continuing recovery of our In-Store Channel and growth in third party marketplace. With the introduction of our new loyalty program in the second quarter of 2025, we anticipate an increase in Owned Digital sales.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, restructuring charges, our enterprise resource planning system (“ERP”) implementation and related costs, and legal settlements. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; ERP implementation and related costs; legal settlements; and other expenses as described in more detail in the table reconciling our net loss to Adjusted EBITDA, below; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen
Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 251 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.
Sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com
Sweetgreen Contact, Media:

Jenny Seltzer
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	As of March 30, 2025	As of December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$183,893	$214,789
Accounts receivable	7,912	5,034
Inventory	2,119	1,987
Prepaid expenses	7,293	7,844
Current portion of lease acquisition costs	93	93
Other current assets	4,856	4,790
Total current assets	206,166	234,537
Operating lease assets	262,357	257,496
Property and equipment, net	298,234	296,485
Goodwill	35,970	35,970
Intangible assets, net	23,652	24,040
Security deposits	1,319	1,419
Lease acquisition costs, net	310	333
Restricted cash	2,703	2,640
Other assets	3,609	3,838
Total assets	$834,320	$856,758
LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$37,703	$41,773
Accounts payable	18,365	18,698
Accrued expenses	25,998	26,564
Accrued payroll	9,194	14,716
Gift cards and loyalty liability	4,704	4,413
Other current liabilities	8,858	9,663
Total current liabilities	104,822	115,827
Operating lease liabilities, net of current portion	291,695	288,941
Contingent consideration liability	4,431	5,311
Other non-current liabilities	167	173
Deferred income tax liabilities	451	361
Total liabilities	$401,566	$410,613
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.001 par value per share, 2,000,000,000 Class A shares authorized, 105,764,926 and 105,200,553 Class A shares issued and outstanding as of March 30, 2025 and December 29, 2024, respectively; 300,000,000 Class B shares authorized, 11,893,558 and 11,915,758 Class B shares issued and outstanding as of March 30, 2025 and December 29, 2024, respectively	118	117
Additional paid-in capital	1,333,033	1,321,386
Accumulated deficit	(900,397)	(875,358)
Total stockholders’ equity	432,754	446,145
Total liabilities and stockholders’ equity	$834,320	$856,758

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen weeks ended
	March 30, 2025		March 31, 2024
Revenue	$166,304	100%	$157,850	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	43,992	26.5%	43,718	27.7%
Labor and related expenses	48,071	28.9%	45,766	29.0%
Occupancy and related expenses	15,674	9.4%	14,448	9.2%
Other restaurant operating costs	28,880	17.4%	25,381	16.1%
Total restaurant operating costs	136,617	82.1%	129,313	81.9%
Operating expenses:
General and administrative	38,337	23.1%	36,865	23.4%
Depreciation and amortization	17,106	10.3%	16,427	10.4%
Pre-opening costs	1,696	1.0%	1,432	0.9%
Impairment and closure costs	94	0.1%	157	0.1%
Loss on disposal of property and equipment	86	0.1%	66	—%
Restructuring charges	905	0.5%	505	0.3%
Total operating expenses	58,224	35.0%	55,452	35.1%
Loss from operations	(28,537)	(17.2)%	(26,915)	(17.1)%
Interest income	(1,903)	(1.1)%	(3,016)	(1.9)%
Interest expense	—	—%	19	—%
Other expense (income)	(1,685)	(1.0)%	2,059	1.3%
Net loss before income taxes	(24,949)	(15.0)%	(25,977)	(16.5)%
Income tax expense	90	0.1%	90	0.1%
Net loss	$(25,039)	(15.1)%	$(26,067)	(16.5)%
Earnings per share:
Net loss per share basic and diluted	$(0.21)		$(0.23)
Weighted average shares used in computing net loss per share, basic and diluted	117,307,189		112,772,776

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
Cash flows from operating activities:
Net loss	$(25,039)	$(26,067)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,106	16,427
Amortization of lease acquisition	23	23
Amortization of loan origination fees	—	19
Amortization of cloud computing arrangements	242	226
Non-cash operating lease cost	8,341	7,547
Loss on fixed asset disposal	86	66
Stock-based compensation	10,221	9,626
Non-cash impairment and closure costs	26	24
Non-cash restructuring charges	221	175
Deferred income tax expense	90	90
Change in fair value of contingent consideration liability	(1,685)	2,027
Changes in operating assets and liabilities:
Accounts receivable	(2,878)	(2,088)
Inventory	(131)	215
Prepaid expenses and other assets	473	775
Operating lease liabilities	(14,764)	(5,820)
Accounts payable	(948)	1,884
Accrued payroll and benefits	(5,522)	(3,009)
Accrued expenses	725	966
Gift card and loyalty liability	291	340
Other non-current liabilities	(6)	(20)
Net cash provided by (used in) operating activities	(13,128)	3,426
Cash flows from investing activities:
Purchase of property and equipment	(16,732)	(13,410)
Purchase of intangible assets	(2,500)	(1,612)
Security and landlord deposits	100	—
Net cash used in investing activities	(19,132)	(15,022)
Cash flows from financing activities:
Proceeds from stock option exercise	1,683	1,990
Payment of contingent consideration	—	(3,868)
Payment associated to shares repurchased for tax withholding	(256)	—
Net cash provided by (used in) financing activities	1,427	(1,878)
Net decrease in cash and cash equivalents and restricted cash	(30,833)	(13,474)
Cash and cash equivalents and restricted cash—beginning of year	217,429	257,355
Cash and cash equivalents and restricted cash—end of period	$186,596	$243,881
Supplemental disclosure of cash flow information
Non-cash investing and financing activities
Purchase of property and equipment accrued in accounts payable and accrued expenses	$9,112	$7,474
Non-cash issuance of common stock associated with Spyce milestone achievement	$—	$2,132

SWEETGREEN INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
SELECTED OPERATING DATA:
Net New Restaurant Openings	5	6
Average Unit Volume (as adjusted)(1)	$2,907	$2,889
Same-Store Sales Change (%) (as adjusted)(2)	(3.1)%	5.0%
Total Digital Revenue Percentage	59.9%	58.9%
Owned Digital Revenue Percentage	31.9%	32.8%

(1) One restaurant was excluded from the Comparable Restaurant Base for the thirteen weeks ended March 30, 2025. Such adjustment did not result in a material change to AUV. No restaurants were excluded from the Comparable Restaurant Base for the thirteen weeks ended March 31, 2024.

(2) Our results for the thirteen weeks ended March 30, 2025 have been adjusted to reflect the temporary closures of seven restaurants, which were excluded from the calculation of Same-Store Sales Change. Our results for the thirteen weeks ended March 31, 2024 have been adjusted to reflect the temporary closures of three restaurants, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change for either period.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
Loss from operations	$(28,537)	$(26,915)
Add back:
General and administrative	38,337	36,865
Depreciation and amortization	17,106	16,427
Pre-opening costs	1,696	1,432
Impairment and closure costs	94	157
Loss on disposal of property and equipment(1)	86	66
Restructuring charges(2)	905	505
Restaurant-Level Profit	$29,687	$28,537
Loss from operations margin	(17.2)%	(17.1)%
Restaurant-Level Profit Margin	17.9%	18.1%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, and costs related to our vacated former New York office, including severance and related benefits from workforce reduction as part of this change.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
Net loss	$(25,039)	$(26,067)
Non-GAAP adjustments:
Income tax expense	90	90
Interest income	(1,903)	(3,016)
Interest expense	—	19
Depreciation and amortization	17,106	16,427
Stock-based compensation(1)	10,221	9,626
Loss on disposal of property and equipment(2)	86	66
Impairment and closure costs(3)	94	157
Other expense/(income)(4)	(1,685)	2,059
Restructuring charges(5)	905	505
ERP implementation and related costs(6)	242	226
Legal Settlements(7)	168	21
Adjusted EBITDA	$285	$113
Net loss margin	(15.1)%	(16.5)%
Adjusted EBITDA Margin	0.2%	0.1%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(4)Other expense includes the change in fair value of the contingent consideration issued as part of the Spyce acquisition. See Notes 3 to our condensed consolidated financial statements included elsewhere in our Quarterly Report for the first quarter of fiscal year 2025.
(5)Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with the vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, and costs related to the vacated former New York office, including severance and related benefits from workforce reduction as part of this change.
(6)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP system.
(7)Expenses recorded for accruals related to the settlements of legal matters.